EXHIBIT 3.2

EXECUTION COPY

AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF CAPITAL ONE AUTO RECEIVABLES, LLC

This AMENDMENT (this “Amendment”) dated as of January 1, 2008, by Capital One Auto Finance, Inc., a Texas corporation, as a member (the “Member”) of Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Company”), to the Amended and Restated Limited Liability Company Agreement, dated as of July 26, 2001 (as amended, supplemented or otherwise modified, including hereby, the “LLC Agreement”), among the Member and the Special Members (as defined in the LLC Agreement), is pursuant to Section 32 of the LLC Agreement.

The Member hereby agrees as follows:

SECTION 1. Definitions. As used herein, capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and capitalized terms not so defined shall have the meanings set forth in Schedule A of the LLC Agreement.

SECTION 2. Amendment to the LLC Agreement. The LLC Agreement is hereby amended by deleting the proviso from Section 8 of the LLC Agreement.

SECTION 3. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the Member, and thereafter shall be binding on the Member, the parties to the LLC Agreement and their respective successors and assigns.

(b) On and after the execution and delivery hereof, this Amendment shall be a part of the LLC Agreement and each reference in the LLC Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any of the other Transaction Documents to the LLC Agreement shall mean and be a reference to this LLC Agreement as amended hereby.

(c) Except as expressly amended hereby, the LLC Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Member.

SECTION 4. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member has executed this Amendment by its respective officers thereunto duly authorized as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC., as Member

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

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